Exhibit 8.3

JUN HE LAW OFFICES

Shanghai Kerry Centre, 32nd Floor

1515 West Nanjing Road, Shanghai 200040, P. R. China

Tel.: (86-21) 5298-5488    Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

April 9, 2010

To:	Alpha and Omega Semiconductor Limited
Clarendon House, 2 Church Street Hamilton Bermuda

Dear Sirs,

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue an opinion on the laws and regulations of the PRC.

We are acting as the PRC counsel to Alpha and Omega Semiconductor Limited (the “Company”), a company incorporated under the laws of Bermuda, in connection with (a) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), publicly filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and including the prospectus that forms a part of the Registration Statement, as amended, relating to the offering by the Company and the Selling Shareholders described below of common shares of the Company pursuant to an equity underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Underwriters named in Schedule I attached thereto, the selling shareholders named in Schedule II attached thereto (the “Selling Shareholders”) and the Company (the “Offering”) and (b) the proposed listing of the Company’s common shares on The NASDAQ Global Market (together with the Offering, the “Transactions”).

In so acting, we have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth under the caption “Taxation” insofar as they constitute statements of PRC tax law are accurate in all material respects and that such statements constitute our opinion.

We do not express any opinion herein concerning any law other than PRC tax law.

Beijing Head Office

China Resources Building

20th Floor

Beijing 100005

P. R. China

Tel.: (86-10) 8519-1300

Fax: (86-10) 8519-1350

E-mail: junhebj@junhe.com

Shanghai Office

Shanghai Kerry Centre

32nd Floor

1515 West Nanjing Road

Shanghai 200040

P. R. China

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 20-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

Chinabank Plaza

Room F, 16th Floor

No. 17 Renmin Road

Dalian 116001

P. R. China

Tel.: (86-411) 8250-7578

Fax: (86-411) 8250-7579

E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building

Suite 1107

Haikou 570105

P. R. China

Tel.: (86-898) 6851-2544

Fax: (86-898) 6851-3514

E-mail: junhehn@junhe.com

New York Office

500 Fifth Avenue,

43rd Floor, New York,

NY10110, U.S.A.

Tel.: (1-212) 703-8702

Fax: (1-212) 703-8720

E-mail: junheny@junhe.com

Hong Kong Office

Suite 2208,

22nd Floor, Jardine House

1 Connaught Place, Central

Hong Kong

Tel.: (852) 2167-0000

Fax: (852) 2167-0050

E-mail: junhehk@junhe.com

We hereby consent to the filing of this opinion with SEC as an exhibit to the Registration Statement and to the reference to our firm under the heading “Taxation” and “Legal Matters” in the prospectus forming a part of Registration Statement.

Yours faithfully,

/s/ Jun He Law Office

Jun He Law Office

Schedule I Underwriters

Deutsche Bank Securities Inc.

Piper Jaffray & Co.

Thomas Weisel Partners LLC

Caris & Company, Inc.

Schedule II Selling Shareholders

Selling Shareholders

1.	Mike F. Chang

2.	Yueh-Se Ho

3.	UMC Capital Corporation

4.	Fortune Venture Capital Corp.

5.	Trinity Overseas Holdings Limited

6.	Pacific Technology Partners, L.P.

7.	Pacific United Technology L.P.

8.	Pacific Venture Management, LDC

9.	Pacific Technology Advisors, LDC

10.	Hantech International Venture Capital Corporation

11.	CMF Technology Fund I. Ltd.

12.	Teng-Tsun Tsai

13.	Lai-Mei Cheng

14.	Anup Bhalla

15.	Sungshan Tai

16.	NCTU Spring Venture Capital Co. Ltd.

17.	Golden Technology Venture Capital Investment Corporation

18.	Titan Technology Venture Capital Investment Corporation

19.	Central Technology Venture Capital Investment Corporation

20.	Emerging Technology Venture Capital Investment Corporation

21.	Communication Technology Venture Capital Investment Corporation

22.	Grand Cathay & Fortune Technology Venture Capital Investment Corporation

23.	Sik Kwong Lui

24.	Harbinger II (BVI) Venture Capital Corp.

25.	Ta Ya Venture Capital Co., Ltd.

26.	SinoStar Venture Capital Co., Ltd.

27.	AIDC Investment Corp.

28.	Allen Chang

29.	Han-Rei Ma

30.	Promate Electronic Co. Ltd.

31.	OneCapital Asia Fund I Ltd.

32.	Joshua Mission

33.	Logos Evangelical Seminary Foundation, Incorporated

34.	Chiu-Pi Chiang

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